Exhibit 99.1

Adrian Chief calls omniQ’s revolutionary AI-based Solution a “Force multiplier” in recent interview:

“..It’s a major force multiplier. If you’re looking into it, you can’t afford not to.”

●	After just 45 days in operation, OMNIQ’s Q Shield™ assisted in a missing person’s investigation and solved more than 20 theft crimes
●	QShield™ outperformed expectations in record time. Putting to action its Safety, Terror, and Crime Prevention Capabilities.
●	omniQ’s QShield™ AI system is deployed in many sensitive locations around the globe. Recently introduced to the US market, where in less than three months, its combat proven performance already is a game changer and contracted by five municipalities

SALT LAKE CITY, April 13, 2022 (GlobeNewswire) — OMNIQ Corp. (NASDAQ: OMQS) (“OMNIQ” or “the Company”), a provider of Supply Chain and Artificial Intelligence (AI)-based solutions, today reveals the quote of the distinguish Chief of Police of the City of Adrian where OMNIQ installed its Q Shield system on first quarter of 2021.

Q Shield™, OMNIQ’s AI-based machine vision VRS (vehicle recognition system) solution uses patented Neural Network algorithms that imitate human brains for pattern recognition and intelligent decision-making. Q Shield™ is a police force multiplier, an unbiased AI approach to law enforcement that offers 24/7 visibility and identification of possible risks, which increases safety, revenue, & enforcement efficiency. QShield™’s dynamic revenue share model empowers cities with the option to deploy the solution with little upfront cost and repayment through a percentage of citation collection. This unique business model is the bases of Q Shield’s significant scalability to get deployed in thousands of cities in the USA.

The City of Adrian was a pioneer in adopting the system for law enforcement linked below is a short clip of our interview with Adrien’s Chief of Police:

https://www.youtube.com/watch?v=5rvmPB_jY6k

If you are unable to view the clip, here is a partial transcript of the interview.

Interview of Chief of Adrian’s Police Department Kyle Strickland:

Please tell us your name & Problems your department faced before implementing omniQ:

“My name’s Chief Kyle Strickland with the Adrian Police Department. Well, when I first took over, we had a major problem with drug areas and gas drive off thefts from our convenience store. Different things lie on those lines and I was looking for a solution to keep up with what tags were in what area, what vehicles come through, how to help in our investigation in the gas drive offs or thefts or whatever.

And so, when we first looked into it, that was my major issue was we needed kind of another set of eyes out there 24/7.

What is the first word that comes to mind when you think of omniQ?

Its a force multiplier! With Qshield we investigated and solved a total of 23 gas drive offs at our local store because of the cameras. Had it not been for that, we just get a general description of the vehicle to, a general direction of travel, a general time. We go back, we look, and we’d just start an investigation from there. Most of them have been non-intentional, just forgotten to pay or whatever the case may be. But there’s been one or two that have become an issue.

The second thing that has been the best that I’m so proud of that I’ve told everybody, We had a missing person reported on October the 30th of 2021. It was reported that night, actually in the next community over, which is Johnson County. Johnson County got in touch with me that night. We searched his tag number. Once we got it, and we got a picture of his car that morning, it was the only picture that’s circulated nationwide for four days until we got one at the Jet food store of a front view of his car.

And so, we have not found him yet. However, that is instrumental in that investigation. Now, I’ve checked it to make sure he hadn’t come back through or that tag hadn’t come back through. So that’s really good for us to be able to investigate if there’s a missing person or a child abduction or anything along those lines. We can go back and look, see if they come through here.

How has omniQ helped the surrounding counties with investigations?

We had a stolen vehicle from Trenton County one time. They called and we looked. At least we could tell them they didn’t come through here. We don’t know where they went, but they didn’t come through Adrian. Or at least through the red light. So that it’s instrumental. It helps in those areas.

Why is having this solution so important to your agency?

We’re a part-time agency. So I have somebody essentially here 24 hours a day now, because we have this solution. You get a call in the middle of the night and whatever may happen, you can look it up. You can look up live view. You can look up the tags. You’d know somebody is here 24 hours a day and you’re not having to pay that salary and those benefits, I mean, it benefits you. So it’s just, it’s top of the line. It’s a force multiplier. It really is. Then you always know you have that solution you can fall back on or go back to.

How has your experience with omniQ’s staff been?

My experience with this stuff so far has been exceptional. Mr. Bill and I have worked together since day one, since we first started getting into the planning stage. He calls me at least once a week, if not more. I mean, if we don’t have business, at least once a week check, “Hey, chief, how’s everything going? You need anything?”. The guy that installed the equipment also communicates with me regulary,. If I have any issues or if I have any problems pulling something up on a computer, I have called Bill at one o’clock in the morning, like, “Hey Bill, I don’t know how to do this, and I’ve had a situation I need to know.” He’s like, “Don’t worry about it.” He got it and he sends me whatever I need, or he walks me through it.

it’s been exceptional customer support, exceptional help. A matter of fact, I called Bill one night. I think he was on vacation. I mean, he answered just like that. I told him, I said, “I hate to bother you so late.” I think it was around 10 o’clock at night. He’s like, “No, call me anytime.” I told him what I needed and he walked me through it and we actually had it down pat within about 10 or so minutes. And so, he’s really helpful. He really is. The staff so far has been really helpful and really intelligent. It’s really good to have good people to work with.

How has having Qshield given law enforcement peace of mind?

I feel so much better having this solution as chief, as a father, as a citizen, as a person in general. For example say imagine if your car gets stolen and you call it in, I can get about a general direction of travel. It just helps our investigation a hundred percent. If a child, God forbid, gets abducted from the next county over and they’re heading here, we can know where they’re heading to hopefully set up to intervene as quickly as possible so we can get that child back to their family. Or a missing person, if we find out as soon as we can, we get that information, we can set up to intervene or help find this person and get them back to their family.

Because I can’t imagine what the people here at local are through with this missing person, not knowing what happened, not knowing where he’s at, or even if he’s okay or alive. Just it’s instrumental in that, just to know, okay, well we have one step closer to being able to solve these investigations than we had without them. It’s just really nice to know and I can go home at night and know, okay, well, if something happens to one of my officers, I don’t have to guess where they went or where the suspect went or what, because we have a way of looking that up if they go through our cameras. Same way if somebody comes through and steals something or does something to one of our citizens, we have a way of tracking them down and hopefully ending that investigation pretty quick. It’s just, it’s exceptional. I just can’t speak highly enough of it. I really can’t.”

End of transcript

Mr. Shai Lustgarten CEO of OMNIQ commented: “We thank the Police Chief for the fruitful cooperation, joining forces for crime prevention improving population safety and quality of life. As advantages of the Q Shield are so clear and the revenue model is a win- win for all, we hope to see hundreds of installations for the benefit of the people and OMNIQ”.

SALT LAKE CITY, February. 3, 2021 — OMNIQ Corp. (OTCQB: OMQS) (“OMNIQ” or “the Company”), a provider of Supply Chain and Artificial Intelligence (AI)-based solutions, today announced that the Company has been selected by the City of Adrian Georgia to deploy its Q Shield vehicle recognition systems (VRS) technology and its cloud based citation management platform to identify any vehicle driving through the city which is on a National Crime Information Center (NCIC) data base and issue citations to scofflaws driving through city with outstanding traffic violations. Q Shield™, OMNIQ’s AI-based machine vision VRS solution uses patented Neural Network algorithms that imitate human brains for pattern recognition and decision-making. More than 17,000 OMNIQ AI based machine vision sensors are installed worldwide, including approximately 7,000 in the U.S. Based on superior accuracy and patented features like identification of make and color combined with superior accuracy based on the sophisticated algorithm and machine learning that largely depends on accumulated provided by thousands of sensors already deployed.

About omniQ Corp.

omniQ Corp. (NASDAQ: OMQS) provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real-time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management, and access control applications. The technology and services provided by the Company help clients move people, assets, and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

omniQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, and oil, gas, and chemicals. Since 2014, annual revenues have grown to more than $50 million from clients in the USA and abroad.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $29 billion by 2022, and the Ticketless Safe Parking market, forecast to grow to $5.2 billion by 2023. For more information, visit www.omniq.com.

Information about Forward-Looking Statements

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This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis , the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in omniQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting omniQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at https://www.sec.gov. omniQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Koko Kimball

(385)-758-9241

kkimball@omniq.com

Chief Kyle Strickland:

My name’s Chief Kyle Strickland with the Adrian Police Department. Well, when I first took over, we had a major problem with drug areas and gas drive off thefts from our convenience store. Different things lie on those lines and I was looking for a solution to keep up with what tags were in what area, what vehicles come through, how to help in our investigation in the gas drive offs or thefts or whatever.

Chief Kyle Strickland:

And so, when we first looked into it, that was my major issue was we needed kind of another set of eyes out there 24/7. A force multiplier investigated and solved a total of 23 gas drive offs at our local store because of the cameras. Had it not been for that, we just get a general description of the vehicle to, a general direction of travel, a general time. We go back, we look, and we’d just start an investigation from there. Most of them have been non-intentional, just forgotten to pay or whatever the case may be. But there’s been one or two that have become an issue.

Chief Kyle Strickland:

The second thing that has been the best that I’m so proud of that I’ve told everybody, the cameras that we have are OmniQ Solutions. We had a missing person reported on October the 30th of 2021. It was reported that night, actually in the next community over to Scott community, which is Johnson County, Johnson County got in touch with me that night. We helped a search party, went back and searched his tag number. Once we got it, and we got a picture of his car that morning coming through, and that was the only picture that’s circulated nationwide for four days until we got one at the Jet food store of a front view of his car.

Chief Kyle Strickland:

And so, we have not found him yet. However, that is instrumental in that investigation. Now, I’ve checked it to make sure he hadn’t come back through or that tag hadn’t come back through. So that’s really good for us to be able to investigate if there’s a missing person or a child abduction or anything along those lines. We can go back and look, see if they come through here.

Chief Kyle Strickland:

We had a stolen vehicle from Trenton County one time. They called and we looked. At least we could tell them they didn’t come through here. We don’t know where they went, but they didn’t come through Adrian. Or at least through the red light. So that it’s instrumental. It helps in those areas.

Chief Kyle Strickland:. We’re a part-time agency. So I have somebody essentially here 24 hours a day now, because we have this solution. You get a call in the middle of the night and whatever may happen, you can look it up. You can look up live view. You can look up the tags. You’d know somebody is here 24 hours a day and you’re not having to pay that salary and those benefits, I mean, it benefits you. So it’s just, it’s top of the line. It’s a force multiplier. It really is. Then you always know you have that solution you can fall back on or go back to.

Chief Kyle Strickland:

My experience with this stuff so far has been exceptional. Mr. Bill and I have worked together since day one, since we first started getting into the planning stage. He calls me at least once a week, if not more. I mean, if we don’t have business, at least once a week check, “Hey, chief, how’s everything going? You need anything?” I can’t think of his name now. The guy that come installed, we communicate quite a bit. If I have any issues or if I have any problems pulling something up on a computer, I have called Bill at one o’clock in the morning, like, “Hey Bill, I don’t know how to do this, and I’ve had a situation I need to know.” He’s like, “Don’t worry about it.” He got it and he sends me whatever I need, or he walks me through it.

Chief Kyle Strickland:

And so, it’s been exceptional customer support, exceptional help. A matter of fact, I called Bill one night. I think he was on vacation. I mean, he answered just like that. I told him, I said, “I hate to bother you so late.” I think it was around 10 o’clock at night. He’s like, “No, call me anytime.” I told him what I needed and he walked me through it and we actually had it down pat within about 10 or so minutes. And so, he’s really helpful. He really is. The staff so far has been really helpful and really intelligent. It’s really good to have good people to work with.

Chief Kyle Strickland:

So the reason that this has given us a peace of mind is, and I feel so much better having this solution, is number one, I know as chief and as a father, as a citizen, as a person, I know that, say somebody, your car gets stolen and you call it in, I can get about a general direction of travel. It just helps our investigation a hundred percent. If a child, God forbid, gets abducted from the next county over and they’re heading here, we can know where they’re heading to hopefully set up to intervene as quickly as possible so we can get that child back to their family. Or a missing person, if we find out as soon as we can, we get that information, we can set up to intervene or help find this person and get them back to their family.

Chief Kyle Strickland:

Because I can’t imagine what the people here at local are through with this missing person, not knowing what happened, not knowing where he’s at, or even if he’s okay or alive. Just it’s instrumental in that, just to know, okay, well we have one step closer to being able to solve these investigations than we had without them. It’s just really nice to know and I can go home at night and know, okay, well, if something happens to one of my officers, I don’t have to guess where they went or where the suspect went or what, because we have a way of looking that up if they go through our cameras. Same way if somebody comes through and steals something or does something to one of our citizens, we have a way of tracking them down and hopefully ending that investigation pretty quick. It’s just, it’s exceptional. I just can’t speak highly enough of it. I really can’t.